EXHIBIT 21.1

SUBSIDIARIES

	Jurisdiction of	Percentage
Name	Organization	Ownership
Capital Senior Living, Inc.	Texas	100%
Capital Senior Development, Inc.	Texas	100%
Capital Senior Management 1, Inc.	Texas	100%
Capital Senior Management 2, Inc.	Texas	100%
Capital Senior Living Properties, Inc.	Texas	100%
Capital Senior Living Properties 2, Inc.	Texas	100%
Capital Senior Living Properties 2, — Atrium of Carmichael, Inc.	Delaware	100%
Capital Senior Living Properties 2, — Crossword Oaks, Inc.	Delaware	100%
Capital Senior Living Properties 2 — Gramercy, Inc.	Delaware	100%
Capital Senior Living Properties 2, — Heatherwood, Inc.	Delaware	100%
Capital Senior Living Properties 2 — NHPT, Inc.	Delaware	100%
Capital Senior Living Properties 2, — Tesson Heights, Inc.	Delaware	100%
Capital Senior Living Properties 2 — Veranda Club, Inc.	Delaware	100%
Capital Senior Living Properties 3, Inc.	Delaware	100%
Capital Senior Living Properties 4, Inc.	Delaware	100%
Capital Senior Living Properties 5, Inc.	Delaware	100%
Capital Senior Living A, Inc.	Delaware	100%
Capital Senior Living, ILM-A, Inc.	Delaware	100%
Capital Senior Living P-B, Inc.	Delaware	100%
Capital Senior Living ILM-B, Inc.	Delaware	100%
Capital Senior Living P-C, Inc.	Delaware	100%
Capital Senior Living ILM-C, Inc.	Delaware	100%
Capital Senior Living Acquisition, LLC	Delaware	100%
HealthCare Properties, L.P.	Delaware	57%
Quality Home Care, Inc.	Indiana	100%